Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

May 20, 2014

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2014 THIRD QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER

Palm Beach Gardens, Florida, May 20, 2014 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 26, 2014.

The Company reported:

•	Contract revenues of $426.3 million for the quarter ended April 26, 2014, compared to $437.4 million for the quarter ended April 27, 2013.

•	Adjusted EBITDA (Non-GAAP) of $39.6 million for the three months ended April 26, 2014, compared to $44.0 million for the three months ended April 27, 2013.

•	Net income of $7.9 million, or $0.23 per common share diluted, for the quarter ended April 26, 2014, compared to $7.2 million, or $0.21 per common share diluted, for the quarter ended April 27, 2013.

The Company also reported:

•
Contract revenues of $1.330 billion for the nine months ended April 26, 2014, compared to $1.130 billion for the nine months ended April 27, 2013. Contract revenues for the nine months ended April 26, 2014 grew 4.6% on an organic basis after excluding revenues from businesses acquired in fiscal 2013 in both periods and $16.7 million of revenues for storm restoration services in the nine months ended April 27, 2013. Total revenues from businesses acquired in fiscal 2013 were $373.2 million and $198.8 million for the nine months ended April 26, 2014 and April 27, 2013, respectively.

•	Adjusted EBITDA (Non-GAAP) of $130.9 million for the nine months ended April 26, 2014, compared to $121.7 million for the nine months ended April 27, 2013.

•
Net income of $23.5 million, or $0.68 per common share diluted, for the nine months ended April 26, 2014, compared to $20.5 million, or $0.61 per common share diluted, for the nine months ended April 27, 2013. On a Non-GAAP basis, net income for the nine months ended April 27, 2013 was $24.7 million, or $0.73 per common share diluted. The Non-GAAP net income for the nine months ended April 27, 2013 excludes $6.5 million in pre-tax acquisition related costs and a pre-tax write-off of $0.3 million of deferred financing costs in connection with the replacement of the Company’s credit facility in December 2012.

The Company also announced its outlook for the fourth quarter of fiscal 2014. The Company currently expects revenue for the fourth quarter of fiscal 2014 to range from $475.0 million to $495.0 million and diluted earnings per share to range from $0.43 to $0.50.

The Company has defined Adjusted EBITDA (Non-GAAP) as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items. See the accompanying tables which present a reconciliation of GAAP to Non-GAAP financial information.
A conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, May 21, 2014; call (800) 288-8975 (United States) or (612) 332-0335 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with related materials, will be available at http://www.dycomind.com under the heading “Events.” The conference call materials will be available at approximately 7:00 a.m. (ET) on May 21, 2014. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the conference call materials will be available at http://www.dycomind.com until Friday, June 20, 2014.
For additional detail on selected financial information including organic revenue, customer metrics, and certain other selected financial data and Non-GAAP measures, please refer to the Trend Schedule on Dycom’s website at http://www.dycomind.com in the Investor Center. The Trend Schedule will be available at approximately 7:00 a.m. (ET) on May 21, 2014.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year period. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2014 third quarter results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, preliminary purchase price allocations of businesses acquired, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS April 26, 2014 and July 27, 2013 Unaudited

	April 26, 2014	July 27, 2013
	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$18,722	$18,607
Accounts receivable, net	233,276	252,202
Costs and estimated earnings in excess of billings	198,581	204,349
Inventories	42,512	35,999
Deferred tax assets, net	17,156	16,853
Income taxes receivable	12,287	2,516
Other current assets	18,656	10,608
Total current assets	541,190	541,134

PROPERTY AND EQUIPMENT, NET	205,703	202,703
GOODWILL	267,810	267,810
INTANGIBLE ASSETS, NET	111,819	125,275
OTHER	16,254	17,286
TOTAL NON-CURRENT ASSETS	601,586	613,074
TOTAL ASSETS	$1,142,776	$1,154,208

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$62,985	$77,954
Current portion of debt	10,156	7,813
Billings in excess of costs and estimated earnings	13,401	13,788
Accrued insurance claims	32,567	29,069
Other accrued liabilities	69,758	71,191
Total current liabilities	188,867	199,815

LONG-TERM DEBT	403,082	444,169
ACCRUED INSURANCE CLAIMS	32,027	27,250
DEFERRED TAX LIABILITIES, NET NON-CURRENT	47,915	48,612
OTHER LIABILITIES	5,960	6,001
Total liabilities	677,851	725,847

Total Stockholders' Equity	464,925	428,361
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,142,776	$1,154,208

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
	(Dollars in thousands, except per share amounts)

Contract revenues	$426,284	$437,367	$1,329,522	$1,129,980

Costs of earned revenues, excluding depreciation and amortization	350,352	357,664	1,087,824	916,247
General and administrative expenses (1)	39,162	38,205	120,799	105,857
Depreciation and amortization	22,726	24,531	69,713	60,660
Total	412,240	420,400	1,278,336	1,082,764

Interest expense, net	(6,563)	(6,637)	(20,249)	(16,582)
Other income, net	5,593	1,477	8,200	3,519

Income before income taxes	13,074	11,807	39,137	34,153

Provision for income taxes	5,179	4,608	15,649	13,631

Net income	$7,895	$7,199	$23,488	$20,522

Earnings per common share:

Basic earnings per common share	$0.23	$0.22	$0.70	$0.62

Diluted earnings per common share	$0.23	$0.21	$0.68	$0.61

Shares used in computing income per common share:
Basic	33,860,832	33,033,740	33,707,957	32,968,897

Diluted	34,763,035	33,842,150	34,767,400	33,684,974

(1) Includes stock-based compensation expense of $2.7 million and $2.5 million for the three months ended April 26, 2014 and April 27, 2013, respectively, and $9.7 million and $7.3 million for the nine months ended April 26, 2014 and April 27, 2013, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited

The below table presents the reconciliation of GAAP contract revenues to Non-GAAP contract revenues and the percentages of growth (decline) of GAAP and Non-GAAP contract revenues.

	Contract Revenues - GAAP	Revenues from businesses acquired (1)	Revenues from storm restoration services (1)	Contract Revenues - Non-GAAP (1)	% Growth (decline) - GAAP	% Growth (decline) - Non-GAAP
	(Dollars in thousands)

Three Months Ended April 26, 2014	$426,284	$(5,545)	$—	$420,739	(2.5)%	(3.8)%

Three Months Ended April 27, 2013	$437,367	$—	$—	$437,367

Nine Months Ended April 26, 2014	$1,329,522	$(373,223)	$—	$956,299	17.7%	4.6%

Nine Months Ended April 27, 2013	$1,129,980	$(198,844)	$(16,721)	$914,415

(1) For the three months ended April 26, 2014, the Non-GAAP decline % is adjusted for revenues from businesses acquired during the fourth quarter of fiscal 2013. For the nine months ended April 26, 2014, the Non-GAAP growth % is adjusted for revenues from businesses acquired during fiscal 2013, as the revenues were not included in both the current year and prior year full period, and storm restoration service revenues, if any.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents the Non-GAAP financial measure of Adjusted EBITDA for the three and nine months ended April 26, 2014 and April 27, 2013 and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 26, 2014	April 27, 2013	April 26, 2014	April 27, 2013
	(Dollars in thousands)
Reconciliation of net income to Adjusted EBITDA (Non-GAAP):
Net income	$7,895	$7,199	$23,488	$20,522
Interest expense, net	6,563	6,637	20,249	16,582
Provision for income taxes	5,179	4,608	15,649	13,631
Depreciation and amortization expense	22,726	24,531	69,713	60,660
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	42,363	42,975	129,099	111,395
Gain on sale of fixed assets	(5,469)	(1,459)	(7,904)	(3,867)
Stock-based compensation expense	2,671	2,513	9,721	7,275
Acquisition related costs	—	—	—	6,539
Write-off of deferred financing costs	—	—	—	321
Adjusted EBITDA (Non-GAAP)	$39,565	$44,029	$130,916	$121,663

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP INFORMATION Unaudited (continued)

The below table presents a reconciliation of GAAP to Non-GAAP net income for the nine months ended April 27, 2013.

Nine Months Ended
April 27, 2013
(Dollars in thousands, except per share amounts)

Reconciling Items:
Acquisition related costs, pre-tax	$(6,539)
Write-off of deferred financing costs	(321)
Total Reconciling Items	$(6,860)

GAAP net income	$20,522
Adjustment for Reconciling Items above, net of tax	4,154
Non-GAAP net income	$24,676

Earnings per common share:

Basic earnings per common share - GAAP	$0.62
Adjustment for Reconciling Items above, net of tax	0.13
Basic earnings per common share - Non-GAAP	$0.75

Diluted earnings per common share - GAAP	$0.61
Adjustment for Reconciling Items above, net of tax	0.12
Diluted earnings per common share - Non-GAAP	$0.73

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	32,968,897

Diluted	33,684,974